Exhibit 99.3

For Immediate Release

NEWTEK BUSINESS SERVICES ADDS SR. VICE PRESIDENT TO HUMAN

RESOURCES – JUSTIN V. STROM

New York, N.Y. – August 1, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, today announced that it has hired Justin Strom as Sr. Vice President of Human Resources.

Mr. Strom brings over thirty years experience in human resources to the company.

Mr. Strom was most recently an Executive Vice President for DHR International in the firms’ Milwaukee office. Previously for more than 15 years, Mr. Strom was the founder and principal of Overton Consulting a human resource management consulting firm. Earlier, Justin held corporate management positions in human resources with Kimberly-Clark Corporation. Mr. Strom earned his undergraduate degree at the University of Washington and attended The University of Wisconsin where he completed MBA course work.

Barry Sloane Chairman and CEO said, “Justin will be a key factor in our company’s growth going forward. The company’s growth has positioned us to recognize that the human resource function with particular attention to hiring, recruiting, and training will pave the way for Newtek to continue to grow and succeed in its marketplace. We anticipate hiring 75 to 100 employees primarily located in Brownville, TX, Milwaukee, Wisconsin, Phoenix, Arizona, and Washington D.C.,

We also plan on establishing Newtek Training Programs at our Brownsville facility which currently has added 50 employees over the last year and a half. Brownsville, Texas will be the primary repository for growth in business service specialist and customer service agents over time. Justin’s focus in growing this capability amongst other goals and objectives should dramatically help Newtek cost effectively grow and provide business service to fast growing client base”.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the NewtekTM brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com